UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2017
____________________

GLASSBRIDGE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

 ___________________

Delaware	001-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128

(Address of principal executive offices, including zip code)

(651) 704-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

 GlassBridge Enterprises, Inc. (the “Company” or “we”) entered into a Settlement Agreement (the “Settlement Agreement”), dated as of September 28, 2017, with IOENGINE, LLC (“IOENGINE”) and Scott F. McNulty, resolving all claims relating to the previously disclosed lawsuit (the “Lawsuit”) filed by IOENGINE against the Company alleging the infringement of United States Patent No. 8,539,047 by certain products the Company formerly sold under the IronKey brand. On February 17, 2017, following a trial, the jury returned a verdict in the Lawsuit against the Company and awarded IOENGINE $11.0 million in damages. As of June 30, 2017, with respect to the Lawsuit, the Company recorded a liability (but had not made payment) of $11.0 million within current liabilities of discontinued operations on the Company’s consolidated balance sheet.

The Settlement Agreement provides that the IOENGINE will dismiss the Lawsuit with prejudice and release its claims against the Company, in each case, upon the delivery of the Initial Cash Payment, the Note and the Pledge Agreement (as defined below). Pursuant to the terms of the Settlement Agreement: (i) the Company has agreed to make a $3.75 million cash payment (the “Initial Cash Payment”) to IOENGINE by October 5, 2017; (ii) the Company has issued to IOENGINE a secured promissory note (the “Note”) in the principal amount of $4.0 million; and (iii) the Company has entered into a pledge agreement (the “Pledge Agreement”) with IOENGINE to evidence the pledge of certain of the Company’s assets to collateralize the Company’s obligations under the Note.

No payments of principal or interest are due or payable under the note until June 30, 2019. All accrued but unpaid interest as of June 30, 2019 will be paid in kind. Payments of outstanding principal and accrued interest are due and payable in six roughly equal installments on the last day of each calendar quarter starting on June 30, 2019 and concluding on September 28, 2020 (the “Maturity Date”). The Company may prepay its Note obligations prior to the Maturity Date without penalty. The Company’s payment obligations under the Note are subject to acceleration prior to the Maturity Date upon the occurrence of certain events of default as set forth in the Note. Outstanding principal under the Note bears interest at an annual rate of 4% or, in the event the Note principal is recollateralized with cash or certain bank-issued security as provided in the Pledge Agreement, 2%.

The foregoing descriptions of the Settlement Agreement, the Note and the Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the Settlement Agreement, the Note and the Pledge Agreement, which are incorporated herein by reference. Copies of the Settlement Agreement, the Note and the Pledge Agreement are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following document is attached as an exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Settlement Agreement, dated as of September 28, 2017, by and among the Company, IOENGINE, LLC and Scott McNulty.
10.2	Secured Promissory Note, dated September 28, 2017, issued by the Company to IOENGINE, LLC
10.3	Pledge Agreement, dated September 28, 2017, by and between the Company and IOENGINE, LLC

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement, dated as of September 28, 2017, by and among the Company, IOENGINE, LLC and Scott McNulty.
10.2	Secured Promissory Note, dated September 28, 2017, issued by the Company to IOENGINE, LLC
10.3	Pledge Agreement, dated September 28, 2017, by and between the Company and IOENGINE, LLC

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLASSBRIDGE ENTERPRISES, INC.

Dated: September 28, 2017	By:	/s/ Danny Zheng
	Name:	Danny Zheng
	Title:	Interim Chief Executive Officer and Chief Financial Officer

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